Exhibit 10.5
DOMA HOLDINGS, INC.
OUTSIDE DIRECTOR COMPENSATION POLICY
Adopted and approved July 28, 2021
Doma Holdings, Inc. (the “Company”) believes that the granting of equity and cash compensation to its members of the Board of Directors (the “Board,” and members of the Board, “Directors”) represents a powerful tool to attract, retain and reward Directors who are not employees of the Company or its subsidiaries (“Outside Directors”). This Outside Director Compensation Policy (the “Policy”) is intended to formalize the Company’s policy regarding cash compensation and grants of equity to its Outside Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given such term in the Doma Holdings, Inc. 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”). Outside Directors will be solely responsible for any tax obligations they incur as a result of the equity and cash payments received under this Policy.
1.CASH COMPENSATION
The following annual cash compensation for Outside Directors is payable quarterly in arrears on a prorated basis.
GENERAL BOARD ANNUAL RETAINER
Annual cash compensation for the general services of Outside Directors is as follows:
Outside Director: $35,000 general annual retainer
Directors will receive no additional compensation for attending regular meetings of the Board.
NON-EXECUTIVE CHAIRMAN ANNUAL RETAINER
Additional annual cash compensation for the general services of the chairperson of the board who is not an employee of the Company or its subsidiaries (the “Non-Executive Chairperson”) is as follows:
Non-Executive Chairperson: $30,000 chairperson annual retainer
COMMITTEE ANNUAL RETAINERS
In addition to the annual cash retainers described above, each Outside Director will also receive annual cash retainers in recognition of their service on the committees of the Board.
(a) Audit Committee.
Annual cash compensation for members of the audit committee of the Board (the “Audit Committee”) is as follows:
Chairperson of the Audit Committee: $20,000 chairperson annual retainer
Non-Chairperson Member of the Audit Committee: $10,000 non-chairperson annual retainer
There are no per meeting attendance fees for attending Audit Committee meetings.

(b) Compensation Committee.
Annual cash compensation for members of the compensation committee (the “Compensation Committee”) is as follows:
Chairperson of the Compensation Committee: $15,000 chairperson annual retainer
Non-Chairperson Member of the Compensation Committee: $7,500 non-chairperson annual retainer
There are no per meeting attendance fees for attending Compensation Committee meetings.
(c) Nominating and Corporate Governance Committee.
Annual cash compensation for members of the nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) is as follows:
Chairperson of the Nominating and Corporate Governance Committee: $10,000 chairperson annual retainer
Non-Chairperson Member of the Nominating and Corporate Governance: $5,000 non-chairperson annual retainer
There are no per meeting attendance fees for attending Nominating and Corporate Governance Committee meetings.
2.EQUITY COMPENSATION
Outside Directors will also receive the following Awards:
(a) Initial Award. On or as soon as reasonably practicable following the commencement date of each Outside Director’s service on the Board (the “Start Date”), such Outside Director will be automatically granted an award of RSUs with a Value of $225,000 (the “Initial Award”). The Initial Award will vest annually in equal installments over the first three anniversaries of the Start Date, subject to the Outside Director’s continued service on Board through each applicable vesting date.
(b) Annual Award. On the day of each annual meeting of the Company’s shareholders (“Annual Meeting”), each Outside Director will be automatically granted an award of RSUs with a Value of $150,000 (or $220,000, in the case of a Non-Executive Chairperson) (the “Annual Award”). The Annual Award will vest in full on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of the next Annual Meeting held after the date of grant, in each case, subject to the Outside Director’s continued service on the Board through the applicable vesting date. Notwithstanding the foregoing, an Outside Director will not receive an Annual Award if he or she received an Initial Award in the same year.
(c) Value. For purposes of Sections 2(a) and 2(b), “Value” means the fair value for financial accounting purposes based on the average of the daily closing price for the 15 consecutive trading days prior to the date of grant, with the number of Shares of the Company’s common stock determined based on that Value, rounded down.

3.OTHER COMPENSATION AND BENEFITS
Outside Directors may also be eligible to receive other compensation and benefits, including reasonable personal benefits and perquisites, as determined by the Board or its applicable delegate from time to time.
4.CHANGE IN CONTROL
In the event of a Change in Control, each Outside Director will fully vest in his or her outstanding Company equity awards, including any Initial Award or Annual Award, subject to the Outside Director’s continued service on the Board through the date of the Change in Control.
5.TRAVEL EXPENSES
Each Outside Director’s reasonable, customary and documented travel expenses to Board meetings will be reimbursed by the Company.
6.ADDITIONAL PROVISIONS
All provisions of the Plan not inconsistent with this Policy will apply to Awards granted to Outside Directors.
7.ADJUSTMENTS
In the event that the Board or its applicable delegate determines that, as a result of any extraordinary dividend or other extraordinary distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Policy, then the Board or its applicable delegate will, subject to the applicable provision of the Plan and applicable law, adjust the number of Shares issuable pursuant to Awards granted under this Policy.
8.SECTION 409A
In no event will cash compensation or expense reimbursement payments under this Policy be paid after the later of (i) the 15th day of the 3rd month following the end of the Company’s fiscal year in which the compensation is earned or expenses are incurred, as applicable, or (ii) the 15th day of the 3rd month following the end of the calendar year in which the compensation is earned or expenses are incurred, as applicable, in compliance with the “short-term deferral” exception under Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and guidance thereunder, as may be amended from time to time (together, “Section 409A”). It is the intent of this Policy that this Policy and all payments hereunder be exempt from or otherwise comply with the requirements of Section 409A so that none of the compensation to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or comply. In no event will the Company reimburse an Outside Director for any taxes imposed or other costs incurred as a result of Section 409A.

9.REVISIONS
The Board, in its discretion, may change and otherwise revise the terms of Initial Awards or Annual Awards granted under this Policy, including, without limitation, the number of Shares and the type of Award subject thereto. For the avoidance of doubt, the Board or its applicable delegate may, in its sole discretion, grant additional awards, compensation and benefits to Outside Directors as the Administrator deems appropriate.
The Board may also amend, alter, suspend or terminate this Policy at any time and for any reason. No amendment, alteration, suspension or termination of this Policy will materially impair the rights of an Outside Director with respect to compensation that already has been paid or awarded, unless otherwise mutually agreed between the Outside Director and the Company. Termination of this Policy will not affect the Board’s or the Administrator’s ability to exercise the powers granted to it under the Plan with respect to Awards granted under the Plan pursuant to this Policy prior to the date of such termination.